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                               FORM OF PROXY CARD
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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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BEA [INSERT] FUND
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of BEA [INSERT] Fund (the "Fund"), a series of The RBB Fund, Inc., hereby appoints Edward J. Roach and [ ] attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of The RBB Fund, Inc., Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 on September 21, 1998 at 3:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated August __, 1998 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

            Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

            Date: _______________________________

                  _______________________________
                  Signature(s)    (Title(s), if applicable)
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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ................................................................................
 ................................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.

1. To approve or disapprove the           FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
   Plan of Reorganization

   To approve or disapprove the respective Plan of Reorganization dated as of [INSERT], 1998 (the "Plan") providing (i) that each of BEA International Equity Fund, BEA Emerging Markets Equity Fund, BEA U.S. Core Equity Fund, BEA U.S. Core Fixed Income Fund, BEA Strategic Global Fixed Income Fund, BEA High Yield Fund, BEA Municipal Bond Fund, BEA Global Telecommunications Fund, BEA Long-Short Market Neutral Fund, BEA Long-Short Equity Fund and BEA Select Economic Value Equity Fund (individually a "BEA Fund" and together the "BEA Funds") would be reorganized from a series of The RBB Fund, Inc. (the "RBB Fund") into Warburg Pincus International Growth Fund, Inc., Warburg Pincus Emerging Markets II Fund, Inc., Warburg Pincus U.S. Core Equity Fund, Inc., Warburg Pincus U.S. Core Fixed Income Fund, Inc., Warburg Pincus Strategic Global Fixed Income Fund, Inc., Warburg Pincus High Yield Fund, Inc., Warburg Pincus Municipal Bond Fund, Inc., Warburg, Pincus Global Telecommunications Fund, Inc., Warburg, Pincus Long-Short Market Neutral Fund, Inc., Warburg, Pincus Long-Short Equity Fund, Inc. and Warburg, Pincus Select Economic Value Equity Fund, Inc., respectively, (individually a "Warburg Fund" and together the "Warburg Funds"), (ii) each BEA Fund would transfer to the corresponding Warburg Fund all or substantially all of its assets in exchange for shares of the Warburg Fund and the assumption of the BEA Fund's liabilities, (iii) the distribution of such shares of the Warburg Funds to shareholders of the BEA Funds in liquidation of the BEA Funds and
    (iv) the subsequent termination of the BEA Funds.

2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

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